EXHIBIT 99.1

JOINT FILER INFORMATION

Each of the following joint filers has designated Aventine Renewable Energy Holdings, LLC as the “Designated Filer” for the purposes of the attached Form 3:

     (1)  Morgan Stanley Dean Witter Capital Partners IV, L.P. (“MSDW IV”), c/o Metalmark Capital LLC, 1177 Avenue of the Americas, 40th Floor, New York, New York 10036

     (2)  MSDW IV 892 Investors, L.P., (“MSDW 892”), c/o Metalmark Capital LLC, 1177 Avenue of the Americas, 40th Floor, New York, New York 10036

     (3)  Morgan Stanley Dean Witter Capital Investors IV, L.P. (“MSDW Capital Investors”), c/o Metalmark Capital LLC, 1177 Avenue of the Americas, 40th Floor, New York, New York 10036

     (4)  MSDW Capital Partners IV, LLC (“MSDW Capital Partners”) c/o Metalmark Capital LLC, 1177 Avenue of the Americas, 40th Floor, New York, New York 10036

     (5)  MSDW Capital Partners IV, Inc., (“MSDW Inc.”) c/o Metalmark Capital LLC, 1177 Avenue of the Americas, 40th Floor, New York, New York 10036

     (6)  Metalmark Capital LLC (“Metalmark”) 1177 Avenue of the Americas, 40th Floor, New York, New York 10036

Issuer & Ticker Symbol: Aventine Renewable Energy Holdings, Inc. (AVR)

Date of Event Requiring Statement: 6/28/2006

Signature:	/s/ Kenneth F. Clifford
By: Kenneth F. Clifford, as authorized signatory of Metalmark

Signature:	/s/ Kenneth F. Clifford

By:   Kenneth F. Clifford, Chief Financial Officer of Metalmark, as attorney-in-fact for, MSDW Capital Partners and MSDW Inc. and for the institutional managing member of the general partner of each of MSDW IV, MSDW 892, and MSDW Capital Investors